* Certain information omitted and filed separately with the Commission pursuant to a confidential treatment request under Rule 406 of the Commission.








                                      AN AGREEMENT

                                         BETWEEN

                                   ACCESS POWER, INC.

                                           AND

                                    Ldt Net Com, Inc.

                     IP TELEPHONY SERVICES AGREEMENT


THIS AGREEMENT is made as of this the 2nd day of October, 1998 (the "Effective Date"), by and between

ACCESS POWER, INC. a Florida corporation located at 10033 Sawgrass Drive West, Suite 100, Ponte Vedra Beach, Florida 32082 ("Company"); and

LDT NET COM, INC., a Florida corporation located at 679 Third Street South, Jacksonville Beach, Florida 32250, ("Agent").


                               RECITALS

    A. The Company provides certain Internet Telephony services and Services, including those listed in Exhibit A. ("Services"). This Agreement pertains only to Services as listed in Exhibit A and Exhibit B and not to any other Services and/or services provided by the Company.

    B. The Company and Agent desire that Agent be authorized to act as a non-exclusive independent distributor of the Services under the terms and conditions set forth below.

NOW, THEREFORE, the parties hereto agree as follows:

1.  APPOINTMENT AND TERM

    1.1 TERM: The Company hereby appoints Agent as a distributor for Access Power Internet Telephony Origination and Termination Services as described in Exhibit B for a period of five (5) years from the Effective Date (the "Initial Term"). This Agreement shall automatically renew for successive one (1) year terms unless terminated pursuant to Section [4].

    1.2 GRANT OF RIGHTS: The Company grants Agent a nonexclusive, nontransferable right to distribute the Services. Distribution of the Services shall begin when the Company has the equipment, software and recordkeeping systems ready to support Agent and Agent's customers.

    1.3 MODIFICATIONS TO SERVICES AND AVAILABILITY: The Company may make such changes in the design, production, or content of the Services as the Company decides. The Company will provide notice to Agent of any change under this section.

2.  AGENT OBLIGATIONS

    2.1 APPROVALS; PERMITS: Agent shall be responsible for obtaining any and all required regulatory approvals for importation, marketing and distribution of the Services. Without limitation, Agent shall indemnify the Company against all claims made by any regulatory authority for sales of Services under this Agreement.

    2.2 MARKETING ACTIVITIES: Agent shall use all reasonable efforts to advertise and promote the sale of the Services. The Company shall use all reasonable efforts to assist Agent in such activities.

    2.3 REPRESENTATION: Agent agrees to conduct business in a manner that reflects favorably at all times on Services and the good name, good will and reputation of the Company and avoid activities or practices which are or might be detrimental to the Company.


    2.4 LEGAL COMPLIANCE: Agent will comply with all applicable international, national, regional and local laws and regulations in performing its duties hereunder and in any of its dealings with respect to the Company. If any approval with respect to this Agreement, or the notification or registration thereof, will be required at any time during the term of this Agreement with respect to giving legal effect to this Agreement in Indonesia, or with respect to compliance with exchange regulations or other requirements so as to assure the right of remittance abroad of U.S. Dollars pursuant to Section [3] hereof or otherwise, Agent will take whatever steps may be necessary in this respect, and any charges incurred in connection therewith will be borne by Agent.

3.  ORDERS; FEES;  PAYMENT TERMS

    3.1 PURCHASE ORDERS: Agent shall submit purchase orders for prepaid accounts directly to LDT either via electronic mail, fax or postal service. Purchase order must specify number of accounts by face value and retail price. For example, Agent may order 25,000 US $20 accounts @ US$0.50 Per Minute, 50,000 US$10 accounts @ US$0.50 Per Minute, and so on. Retail amount must be supplied in order to perform accounting and recordkeeping functions for each individual accountholder. Agent may order prepaid accounts at any time, but must order according to Minimum and Maximum Monthly Call Volumes as described in Exhibit B

    3.2 FEES/TERMS: Agent will be charged on a prepaid basis for usage of the Company Internet Telephony Origination and Termination Services as described in Exhibit A.

    3.3 PIN/ACCOUNT DELIVERY: PIN Numbers and accounts will be delivered to Agent in a mechanized format to be defined at a later date
          prior to availability of services.   The Company will furnish
          Agent such mechanized file via e-mail no later than ten working days after receipt of valid Purchase Order. Accounts and associated PINS become activated within two business days upon receipt of payment.

    3.4 HOURLY PROGRAMMING CHARGE: If, due to specific or unique needs of Agent, the Company incurs hourly programming costs, such programming costs will be billed at an hourly rate as set forth in Exhibit A. Agent will be notified in advance of any such work to be done, the reason therefore, and an estimate of the number of hours that will be necessary to complete the work.

    3.5 INTEREST ON OVERDUE PAYMENTS: Any payment or part of a payment that is not paid when due, as set forth in Exhibit A, shall bear interest at the rate of 1.5% per month from its due date until it is paid in full.

    3.6 SUSPENSION OF SERVICE: The Company reserves the right to suspend Services to Agent and Agent's customers, if any payment is greater than 7 days past due, until such time as Agent has no outstanding overdue amounts owed to the Company.

    3.7 U.S. CURRENCY: All references herein to dollars, cents, costs, or monetary amounts shall be in U.S. Currency. Agent shall bear the cost of any conversion to U.S. currency.

    3.8 TAXES: The fees listed in this Agreement do not include additional taxes that may be applicable to the sale, distribution or licensing of the Services. If the Company is required to pay taxes (whether federal, state or local) based on the Services provided under this Agreement, then such tax shall be billed to and paid by Agent. The additional tax charges will be billed to Agent in the exact amount of the additional taxes required
          without any mark-up by the Company.   Any such additional tax
          charges must be directly measured and based upon Agent purchases or usage of Services and not upon infrastructure costs of the Company. This provision explicitly does not include income taxes based upon revenues generated by the Company.

    3.9 CUSTOMS AND DUTY CHARGES: Agent shall also be responsible to make payment of any customs, duties, withholding taxes, and other fees which may be levied by reason of importation to or use of Services in Indonesia.

   3.10 CHANGE OF PRICES: The Company reserves the right to increase from time to time the rates for the Services provided under this contract relating to charges imposed on the Company stemming from an order, rule or regulation of the Federal Communications Commission or a court of competent jurisdiction, concerning: (i) payphone use charges, (ii) "Universal Service Fund (USF), and
          (iii) presubscribed interexchange carrier charges ("PICCs"). Additionally, currency fluctuation can result in an increase in the cost to provide Services in Indonesia, and the Company reserves the right to increase the rates for the Services provided under this contract to reflect such increases. The Company will make rate adjustments under this provision as necessary.

    3.11 PRICE GUARANTEE. The Company guarantees the given price to Agent for a purchase order as described in section 3.1 for a period of 90 days from date of activation.


4.  TERMINATION

    4.1 TERMINATION FOR CAUSE: Notwithstanding anything provided for elsewhere in this Agreement, this Agreement may be terminated by either party upon provision to the other party of thirty (30)

          days prior written notice upon the occurrence of one of the following events:

            (a) either party commits a fundamental breach of the Agreement and fails to cure such breach within thirty (30) days after receipt of written notice; or

            (b) either party commits an act of bankruptcy, becomes insolvent, enters into any arrangement for the benefit of its creditors, goes into liquidation or winding-up receivership proceedings against it have been initiated and any of these have not been dismissed or canceled within sixty (60) days.


     4.2 RESPONSIBILITIES UPON TERMINATION: Upon termination of this Agreement, Agent shall immediately cease all of its distribution and marketing activities for the Services and use of Intellectual Property relating to the Services, and promptly pay in full all outstanding amounts due to the Company.

5.  CONFIDENTIALITY

    Agent acknowledges that in the course of performing its obligations hereunder it may receive information which is confidential and proprietary to the Company. Agent agrees not to use such information except in performance of this Agreement and not to disclose such information to third parties. Agent agrees to sign a commercially reasonable non-disclosure agreement at the request of the Company prior to receipt of information that the Company deems confidential.


6.  NON-COMPETITION

    6.1 COMPETITOR REPRESENTATION: Agent shall not distribute Services of nor represent any direct competitor of the Company during the term of this Agreement nor for a period of 60 days following termination of this Agreement. For the purposes of this clause, a direct competitor is defined as an Internet Telephony Service Provider providing like services to and from Indonesia.

    6.2 INTELLECTUAL PROPERTY: Agent shall not utilize any Intellectual Property of the Company or any Confidential Information of the Company for the purpose of competing, directly or indirectly, with the Company.


7.  PROMOTIONS AND TRADEMARKS

    7.1 ADVERTISING AND MEDIA: Agent shall not use the name of the Company or any of the Company's trademarks, trade names, logos, designations or copyrights in any advertising, public relations or media release without the prior written consent of the Company.



8.  INDEMNIFICATION AND WARRANTY

    8.1 RECIPROCAL INDEMNIFICATION: Agent agrees to indemnify the Company (including paying all reasonable attorneys fees and costs of litigation) against and hold the Company harmless from any and all claims by an other party resulting from Agent's acts, omissions or misrepresentations, regardless of the form of action. The Company agrees to indemnify Agent (including paying all reasonable attorneys fees and costs of litigation) against and hold Agent harmless from any and all claims by an other party resulting from Agent's acts, omissions or misrepresentations, regardless of the form of action.

    8.2 CUSTOMER INDEMNIFICATION: Notwithstanding paragraph 9.1, Agent agrees to indemnify the Company against any and all claims by Agent and Agent's customers for incidental, consequential, indirect, or special damages of any nature, including, without limitation, lost business profits or opportunities.

    8.3 AGENT REPRESENTATION: Agent represents and warrants that it has tested the Services prior to entering into this Agreement and is aware that the sound quality is not currently comparable to that of standard telephony services and that the Services and use thereof is subject to potential technical interference related to the Internet which is beyond the control of the Company. Agent further warrants that it is aware that the Services and/or use thereof may be suspended in the future as a result of changes in the Internet's technical capacity or the regulatory environment surrounding the provision of Internet based telephony services, in which case, the Company will not be considered to be in breach of this Agreement.

    8.4 WARRANTY. The Company will use all reasonable efforts to maintain overall network quality. The quality of the services provided hereunder shall be consistent with other IP telephony industry standards, government regulations and sound business practices.

9.  MISCELLANEOUS

    9.1 RELATIONSHIP: It is acknowledged and agreed that the relationship of Agent to the Company created under this Agreement is that of an independent contractor and not an employee. Neither party is authorized or empowered to create any contract or obligation on behalf of, binding upon, or in the name of the other party.

    9.2 ASSIGNMENT: Agent shall not transfer or assign this Agreement or any part hereof without the Company's prior written consent.

    9.3 GOVERNING LAW: This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida and be subject to jurisdiction of the courts thereof.

    9.4 ENTIRETY: This Agreement, inclusive of the Exhibit(s) hereto, constitutes the entire Agreement between the parties as to the subject matter hereof. No amendment or modification of this Agreement will be valid unless set forth in writing referencing this Agreement and executed by an authorized representative of each party.


    9.5 WAIVER: The failure by either party on any occasion to enforce any provision of this Agreement will in no way prevent the enforcement of that provision or any provision on any future occasion.

    9.6 SEVERABILITY: In the event that any provision of this Agreement is held unenforceable by a court or tribunal of competent jurisdiction, such provision will be enforced to the maximum extent permissible and the remaining portions of this Agreement shall remain in full force and effect.

    9.7 FORCE MAJEURE: Neither party shall be liable to the other for damages caused which result from events beyond its control, including, but not limited to, governmental order or regulation (unless such event occurs as a result of an action of such party, its affiliates, or subsidiaries), war, terrorism, difficulty in acquisition of components, fire, flood, earthquake, typhoon, hurricane, tsunami or tornado.

    9.8 CHOICE OF LANGUAGE: The original of this Agreement has been written in English. Agent waives any right it may have under the laws or regulations of or within Indonesia to have the Agreement reproduced in any other language.

    9.9 HEADINGS: The paragraph headings contained herein are for reference only and shall not be considered as substantive parts of this Agreement.

   9.10 NOTICES: Except as otherwise provided in this Agreement, all notices required under this Agreement shall be sent by certified or registered mail, overnight courier, or hand delivery, and shall be addressed as specified below:


          If to ACCESS POWER:                 If to AGENT:



            Attn: Glenn Smith                 Attn: Paul Rosenbloom
            Access Power, Inc.                Ldt Net Com, Inc.
            10033 Sawgrass Dr. W. Ste 100     679 Third Street South
            Ponte Vedra Beach, FL 32082       Jacksonville Beach, Florida 32250
            Tele:   904-273-2980              Tele: 904-247-1099
            Fax:    904-273-6390              Fax:   904-247-3963
            e-mail:  Glenn@accesspower.com    e-mail:

          Changes in these addresses shall be valid if notice of such change is given in writing to the other parties pursuant to this paragraph.




IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year below written.



        ACCESS POWER, INC.                 LDT NET COM, INC.

        BY:     _______________________    BY:      __________________________
        NAME    _______________________    NAME:    __________________________
        TITLE:  _______________________    TITLE:   __________________________
        DATE:   _______________________    DATE:    __________________________




                                EXHIBIT A

                          SERVICES LIST AND FEES



[*] Certain information omitted and filed separately with the Commission pursuant to a confidential treatment request under Rule 406 of the Commission.

                                EXHIBIT B

    DEFINITION OF SERVICES; MONTHLY CALL VOLUMES AND ADDITIONAL AGENT
       RESPONSIBILITIES; REIMBURSEMENT OF ONGOING TELECOMMUNICATION
                CHARGES; REIMBURSEMENT OF INSTALLATION CHARGES


ACCESS POWER INTERNET TELEPHONY ORIGINATION AND TERMINATION SERVICES

    The Company will provide origination of calls from the continental United States and termination of calls to Jakarta, Indonesia using a

    combination of Internet telephony and traditional telephony.   Agent
    customers will have access to Company Services from anywhere in the continental United States via 800 number. Agent customer accounts must identify themselves to the system via account number and PIN. Account Number and PIN mechanized data files will be provided to Agent upon valid receipt of Purchase Order as described in section
    3.1.  The Company will provide recordkeeping for each Agent customer account and will accordingly decrement account balances based on pricing described above. Valid Agent customer accounts (good Acct Number, PIN and with available minutes on the account) will be routed from the U.S. to Jakarta, Indonesia where the call is converted from Internet protocol to traditional telephony via Internet telephony equipment resident in Jakarta. The resultant call is completed to a regular phone in the local Jakarta calling area.

    Calls may be placed using the Service to destinations within Indonesia and outside of Jakarta's local calling area. Such calls will incur additional long distance charges from the local Jakarta PTT. Agent is fully responsible for the establishment of such long distance service within Jakarta and is fully responsible for payment to the local PTT for such charges.

MINIMUM MONTHLY CALL VOLUMES

    Beginning with the fourth month of availability of the Services, Agent will be required to use a minimum 1,000,000 minutes of Services at the price specified in Exhibit A.

MAXIMUM MONTHLY CALL VOLUMES


    The Company requires sufficient lead-time to increase network capacity to handle call volumes in excess of 120% of the Minimum Monthly Call Volume. This time frame varies, but is generally between one to three months and will be dependent largely upon the availability of local Jakarta Internet access, Co-location facility and local loop access.
The Company monitors network usage and reserves the right to postpone the fulfillment of or cancel a Purchase Order if network capacity will not carry the load. If Agent wishes to increase Monthly Call Volumes in excess of 120% of Minimum Monthly Call Volumes, Agent must do so in increments of 250,000 minutes above the Minimum Monthly amount. Agent must supply on a monthly basis a six month forecasting report estimating the projected minutes carried by the Service over that period of time.

This report assists the Company in provisioning for capacity and equipment needs.



ADDITIONAL AGENT RESPONSIBILITIES

In addition to all other terms mentioned in this Agreement, within Indonesia, Agent will:


    Acquire, contract and be financially responsible for procuring and maintaining adequate bandwidth ("Internet Access") to service all of Agents customers. Such bandwidth will initially be 1.5 megabits in capacity in order to service the Minimum Monthly Call Volume, and will be required to increase as call volumes increase.


    Secure and maintain an Access Power approved co-location facility including electricity, security and backup power.

    Acquire, contract and be financially responsible for procuring and maintaining connectivity to the local Jakarta PTT ("Local Loop"). Such connectivity will initially require four E-1s of capacity in order to service the Minimum Monthly Call Volume, and will be required to increase as call volumes increase.


REIMBURSEMENT OF ONGOING TELECOMMUNICATION CHARGES


    Agent may submit approved expenses (local Internet access, Co-location and Local Loop charges associated with the Services) for reimbursement by the Company providing Agent orders and uses at least 1,000,000 minutes in a given month. Prior to the fourth month of availability of the Services, Agent may submit approved expenses for reimbursement on a pro-rated basis if minutes used in a given month fail to meet the Minimum Monthly commitment of 1,000,000 minutes.

REIMBURSEMENT OF INSTALLATION CHARGES

    Non-recurring charges that Agent incurs for the installation of Internet Access, Co-location and Local Loop access will be fully reimbursed by the Company after one complete month of operations.






                               -11-